AFFILIATE STOCK PURCHASE AGREEMENT
		This Affiliate Stock Purchase Agreement (this Agreement), is made as of April 25, 2006, by and between Yang
Wu, as to 812,500 shares. and Pei Ru Wu, as to 850,000 shares both of 3702 South Virginia Street, Reno, Nevada 89502 (the
Sellers) and the purchasers listed on Schedule A hereto, each of which is referred to herein as a Purchaser and collectively as the Purchasers.
RECITALS
		WHEREAS, the Sellers collectively are the owners of 1,662,500 restricted shares of common stock, of Thrifty Printing
Inc., a Nevada corporation (the Company) in the proportions set out above; and
		WHEREAS, the Sellers propose to sell to each Purchaser the number of restricted shares of common stock specified next to such Purchasers name in Schedule A hereto (the Purchased
Shares), on the terms set forth herein.
In consideration of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.		PURCHASE AND SALE
1.1		The Sellers hereby agree to sell, assign, transfer and
deliver to each Purchaser, and each Purchaser hereby agrees to purchase from the Sellers, the Purchased Shares at a purchase price per share of US $0.15 for an aggregate purchase price of
US $249,375 (the Purchase Price) payable on the Closing Date (as defined below).
2.		REPRESENTATIONS AND WARRANTIES OF THE SELLER
2.1		The Sellers jointly and severally warrant, covenant
and represent to each Purchaser with the intention of inducing each Purchaser to enter into this Agreement that:
(a)	immediately prior to and at the Closing, the Sellers
shall be the legal and beneficial owner of the
Purchased Shares and on the Closing Date, the Sellers
shall transfer to each Purchaser the Purchased Shares
free and clear of all liens, restrictions, covenants
or adverse claims of any kind or character;
(b)	the Sellers have the legal power and authority to
execute and deliver this Agreement and all other
documents required to be executed and delivered by the
Sellers hereunder and to consummate the transactions
contemplated hereby; and
(c)	each Seller is, or has been during the past ninety
(90) days, an officer, director, 10% or greater
shareholder or affiliate of the Company, as that term
is defined in Rule 144 promulgated under the United
States Securities Act of 1933, as amended (the
Securities Act);
(d)	to the best of the knowledge, information and belief
of the Sellers there are no circumstances that may
result in any material adverse effect to the Company
or the value of the Purchased Shares that are now in
existence or may hereafter arise;
(e)	no Seller is indebted to the Company and the Company
is not indebted to any of the Sellers;
(f)	the authorized capital of the Company consists of
25,000,000 common shares, par value $0.001 per share,
of which a total of 3,200,000 common shares have been
validly issued, are outstanding and are fully paid and
non-assessable;
(g)	no person, firm or corporation has any right,
agreement, warrant or option, present or future,
contingent or absolute, or any right capable of
becoming a right, agreement or option to require the
Company to issue any shares in its capital or to
convert any securities of the Company or of any other
company into shares in the capital of the Company;
(h)	the Company has no liability, due or accruing,
contingent or absolute, and is not directly or
indirectly subject to any guarantee, indemnity or
other contingent or indirect obligation with respect
to the obligation of any other person or company not
shown or reflected in the Companys most recent audited
financial statements (the Financial Statements) filed
on Edgar which will have been paid in full either from
the Purchase Price or prior to payment of the Purchase
Price; and the Sellers will pay any outstanding
liability of the Company in excess of $100 with the
Purchase Price;
(i)	the Company has good and marketable title to all of
its assets, and such assets are free and clear of any
financial encumbrances not disclosed in the Financial
Statements; and
(j)	there are no claims threatened or against or affecting
the Company nor are there any actions, suits,
judgments, proceedings or investigations pending or,
threatened against or affecting the Company, at law or
in equity, before or by any Court, administrative
agency or other tribunal or any governmental authority
or any legal basis for same.
3.		REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
3.1		Each Purchaser represents and warrants to the Seller
that each Purchaser:
(a)	has the legal power and authority to execute and
deliver this Agreement and to consummate the
transactions hereby contemplated;
(b)	understands and agrees that offers and sales of any of
the Purchased Shares prior to the expiration of a
period of one year after the date of completion of the
transfer of the Purchased Shares (the Restricted
Period) as contemplated in this Agreement shall only
be made in compliance with the safe harbor provisions
set forth in Regulation S, or pursuant to the
registration provisions of the Securities Act or
pursuant to an exemption therefrom, and that all
offers and sales after the Restricted Period shall be
made only in compliance with the registration
provisions of the Securities Act or an exemption
therefrom; and
(c)	is acquiring the Purchased Shares as principal for its
own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Purchased Shares.
The foregoing representations and warranties are inserted for the exclusive benefit of the Purchasers and may be waived in all or in part by the Purchasers by notice in writing to the sellers.


4.		INDEMNIFICATION
4.1		The Sellers jointly and severally hereby agree to
indemnify and hold harmless the Purchasers and the Company
against any losses, claims, damages or liabilities to which the Sellers or the Company may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon taxes, real property leases or equipment leases payable by or for which the Company has the primary liability; and in particular, any misrepresentation of the Sellers as contained herein. Damages of the Purchasers are not limited to the amount of the Sellers received hereunder but will include each
Purchasers or Companys actual cost of any claim and full costs of negotiations and for defence.
5.		MISCELLANEOUS
5.1		The parties hereto acknowledge that they have
obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.
5.2		Unless otherwise provided, all dollar amounts
referred to in this Agreement are in United States dollars.
5.3		There are no representations, warranties, collateral
agreements, or conditions concerning the subject matter of this Agreement except as herein specified.
5.4		This Agreement will be governed by and construed in
accordance with the laws of the Province of British Columbia.
The parties hereby irrevocably attorn to the exclusive
jurisdiction of the courts of British Columbia with respect to any legal proceedings arising from this Agreement.
5.5		The representations and warranties of the parties
contained in this Agreement shall survive the closing of the purchase and sale of the Purchased Shares and shall continue in full force and effect for a period of three years.
5.7		This Agreement may be executed in several
counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same
instrument.
5.8		Delivery of an executed copy of this Agreement by
electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.
Each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.


/s/ Yang Wu

Yang Wu
/s/ Pei Ru Wu
Pei Ru Wu






SCHEDULE A

Name of Purchaser
Number of
Restricted
Common Shares
of the
Purchaser
Signature of Purchaser
Athanasios Skarpelos
1,562,500
/s/ Athanasios Skarpelos
Harvey Lalach
100,000
/s/ Harvey Lalach




















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